NETSTREIT REPORTS THIRD QUARTER 2023 FINANCIAL AND OPERATING RESULTS

– Net income of $0.06 and Adjusted Funds from Operations ("AFFO") of $0.31 Per Diluted Share –

– Completed $117.5 Million of Investment Activity at 7.0% Blended Cash Yield–

– Increases 2023 AFFO per Share Guidance Range to $1.21 to $1.23 –

Dallas, TX – October 25, 2023 – NETSTREIT Corp. (NYSE: NTST) (the “Company”) today announced financial and operating results for the third quarter ended September 30, 2023.

“We are pleased to announce another solid quarter of results, completing $103.9 million in net investment activity in the quarter. We are also increasing our 2023 AFFO per share guidance midpoint, which implies 5% growth over last year. While the higher for longer narrative has placed upward pressure on the cost of capital for most companies, we remain well positioned from both a balance sheet, portfolio, and earnings standpoint. More specifically, we have no debt maturities until 2027, no net exposure to floating rate debt, low leverage, and ample liquidity. Coupled with our highly secure in-place rental stream, we are confident that our portfolio and investment discipline will result in earnings growth and increased value for our shareholders.” said Mark Manheimer, Chief Executive Officer of NETSTREIT.

THIRD QUARTER 2023 HIGHLIGHTS

The following table summarizes the Company's select financial results1 for the three and nine months ended September 30, 2023.

	Three Months Ended September 30,
	2023	2022	% Change
	(Unaudited)
Net Income per Diluted Share	$0.06	$0.03	100%
Funds from Operations per Diluted Share	$0.31	$0.28	11%
Core Funds from Operations per Diluted Share	$0.31	$0.28	11%
Adjusted Funds from Operations per Diluted Share	$0.31	$0.30	3%

	Nine Months Ended September 30,
	2023	2022	% Change
	(Unaudited)
Net Income per Diluted Share	$0.08	$0.11	(27)%
Funds from Operations per Diluted Share	$0.87	$0.82	6%
Core Funds from Operations per Diluted Share	$0.88	$0.82	7%
Adjusted Funds from Operations per Diluted Share	$0.91	$0.87	5%
1.Funds from operations ("FFO"), core funds from operations ("Core FFO"), and adjusted funds from operations ("AFFO") are non-GAAP financial measures. See "Non-GAAP Financial Measures."

INVESTMENT ACTIVITY

The following tables summarize the Company's investment and disposition activities (dollars in thousands) for the three and nine months ended September 30, 2023.

	Three Months Ended September 30, 2023		Nine Months Ended September 30, 2023
	Number of Investments	Amount	Number of Investments	Amount
Investments	29	$117,455	139	$361,391
Dispositions[1]	6	13,543	16	33,511
Net Investment Activity		$103,912		$327,880

Investment Activity
Cash Yield		7.0%		7.2%
% of ABR derived from Investment Grade Tenants		75.1%		77.2%
% of ABR derived from Investment Grade Profile Tenants		22.1%		14.2%
Weighted Average Lease Term (years)		10.0		10.6

Disposition Activity
Cash Yield[1]		6.9%		6.8%
Weighted Average Lease Term (years)		7.1		6.0
1.Includes mortgage loan payoffs.

The following table summarizes the Company's on-going development projects and estimated development costs (dollars in thousands) as of September 30, 2023.

Developments	Three Months Ended September 30, 2023
Amount Funded During the Quarter	$33,017

As of September 30, 2023
Number of Developments	32
Amount Funded to Date	$42,108
Estimated Funding Remaining on Developments	26,189
Total Estimated Development Cost	$68,297

PORTFOLIO UPDATE

The following table summarizes the Company's real estate portfolio (weighted by ABR, dollars in thousands) as of September 30, 2023.

As of September 30, 2023
Number of Investments	547
ABR	$124,341
States	45
Square Feet	9,971,909
Tenants	85
Industries	26
Occupancy	100.0%
Weighted Average Lease Term (years)	9.3
Investment Grade %	68.6%
Investment Grade Profile %	14.6%

CAPITAL MARKETS AND BALANCE SHEET

The following tables summarize the Company's leverage, balance sheet, liquidity, ATM issuances, and settlement of our forward equity offerings (dollars in thousands, except per share data) as of and for September 30, 2023.

Leverage	As of September 30, 2023
Net Debt Adjusted for Outstanding Forward Equity/ Annualized Adjusted EBITDAre	4.2x

Liquidity
Unused Unsecured Revolver Capacity	$358,000
Cash, Cash Equivalents and Restricted Cash	7,934
Value of Outstanding Forward Equity[1]	98,671
Total Liquidity	$464,605
Plus: Remaining Available Principal of 2029 Term Loan	100,000
Total Proforma Liquidity	$564,605

ATM Program
Shares Issued During Quarter[2]	1,672,242
Weighted Average Price Per Share	$16.55
Net Proceeds	$27,418

Forward Equity
Shares Outstanding as of September 30, 2023	5,983,711
Weighted Average Price Per Share	$16.49
Value of Outstanding Forward Equity[1]	$98,671

1.Reflects 5,983,711 of unsettled forward equity shares under the ATM program at the September 30, 2023 available net settlement price of $16.49.
2.Includes 1,516,289 of settled forward equity shares.

DEBT ACTIVITY

On July 3, 2023, the Company closed a new three-year $250.0 million sustainability-linked senior unsecured term loan facility with a delayed draw option (the "Term Loan"). The Term Loan initially matures in July 2026 and includes two one-year options and one six-month option to extend the maturity to January 2029 (5.5-year term) at the Company's discretion, and an accordion feature that allow the Company to increase the aggregate availability under the Term Loan to $400.0 million. At close, the initial amount drawn on the Term Loan was $150.0 million.

The following table summarizes the terms of the Term Loan (dollars in thousands).

2029 Term Loan
Fully Extended Maturity Date	January 2029
Principal Drawn as of September 30, 2023	$150,000
Remaining Available Principal as of September 30, 2023	$100,000
Total Principal	$250,000
Full Capacity if Accordion Exercised	$400,000
All-In Fixed Interest Rate[1]	4.99%
1.All-in fixed rate consists of the fixed rate SOFR swap of 3.74% on $250.0 million of notional value, plus a credit spread adjustment of 0.10% and a borrowing spread of 1.15%.

DIVIDEND

On October 24, 2023, the Company’s Board of Directors declared a quarterly cash dividend of $0.205 per share for the fourth quarter of 2023. On an annualized basis, the dividend of $0.82 per share of common stock represents an increase of $0.02 per share over the prior year annualized dividend. The dividend will be paid on December 15, 2023 to shareholders of record on December 1, 2023.

2023 GUIDANCE

The Company is increasing its full year 2023 AFFO per share guidance range to $1.21 to $1.23 from $1.20 to $1.23, resulting in an increase to the midpoint of the range. The Company now expects 2023 net investment activity to be around $450.0 million.

AFFO is a non-GAAP financial measure. The Company does not provide a reconciliation of such forward-looking non-GAAP measure to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

EARNINGS CONFERENCE CALL

A conference call will be held on Thursday, October 26, 2023 at 11:00 AM ET. During the conference call the Company’s officers will review third quarter performance, discuss recent events, and conduct a question and answer period.

The webcast will be accessible on the “Investor Relations” section of the Company’s website at www.NETSTREIT.com. To listen to the live webcast, please go to the site at least fifteen minutes prior to the scheduled start time to register, as well as download and install any necessary audio software. A replay of the webcast will be available for 90 days on the Company’s website shortly after the call.

The conference call can also be accessed by dialing 1-877-451-6152 for domestic callers or 1-201-389-0879 for international callers. A dial-in replay will be available starting shortly after the call until November 2, 2023, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13741443.

SUPPLEMENTAL PACKAGE

The Company’s supplemental package will be available prior to the conference call in the Investor Relations section of the Company’s website at www.investors.netstreit.com.

About NETSTREIT Corp.

NETSTREIT Corp. is an internally managed real estate investment trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT’s strategy is to create the highest quality net lease retail portfolio in the country with the goal of generating consistent cash flows and dividends for its investors.

Investor Relations
ir@netstreit.com
972-597-4825

NON-GAAP FINANCIAL MEASURES

This press release contains non-GAAP financial measures, including FFO, Core FFO, AFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Annualized Adjusted EBITDAre, Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI Estimated Run Rate, Total Property-Level Cash NOI Estimated Run Rate and Net Debt. A reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, and definitions of each non-GAAP measure, are included below.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities, including estimated development costs, and trends in our business, including trends in the market for single-tenant, retail commercial real estate. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this press release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2023 and other reports filed with the SEC from time to time.  Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from macroeconomic conditions, including inflation, interest rates and instability in the banking system. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.

NETSTREIT CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	September 30,	December 31,
	2023	2022
Assets
Real estate, at cost:
Land	$449,718	$401,146
Buildings and improvements	1,081,427	907,084
Total real estate, at cost	1,531,145	1,308,230
Less accumulated depreciation	(90,890)	(62,526)
Property under development	33,497	16,796
Real estate held for investment, net	1,473,752	1,262,500
Assets held for sale	38,839	23,208
Mortgage loans receivable, net	109,091	46,378
Cash, cash equivalents and restricted cash	7,934	70,543
Lease intangible assets, net	163,824	151,006
Other assets, net	69,403	52,057
Total assets	$1,862,843	$1,605,692
Liabilities and equity
Liabilities:
Term loans, net	$521,613	$373,296
Revolving credit facility	42,000	113,000
Mortgage note payable, net	7,890	7,896
Lease intangible liabilities, net	26,699	30,131
Liabilities related to assets held for sale	1,024	406
Accounts payable, accrued expenses and other liabilities	33,727	22,540
Total liabilities	632,953	547,269
Commitments and contingencies
Equity:
Stockholders’ equity
Common stock, $0.01 par value, 400,000,000 shares authorized; 68,701,223 and 58,031,879 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	687	580
Additional paid-in capital	1,289,810	1,091,514
Distributions in excess of retained earnings	(100,006)	(66,937)
Accumulated other comprehensive income	30,494	23,673
Total stockholders’ equity	1,220,985	1,048,830
Noncontrolling interests	8,905	9,593
Total equity	1,229,890	1,058,423
Total liabilities and equity	$1,862,843	$1,605,692

NETSTREIT CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues
Rental revenue (including reimbursable)	$31,167	$24,339	$89,347	$67,309
Interest income on loans receivable	2,244	674	5,145	1,671
Other revenue	550	—	550	—
Total revenues	33,961	25,013	95,042	68,980
Operating expenses
Property	3,883	2,539	11,350	8,156
General and administrative	5,133	4,552	15,299	13,608
Depreciation and amortization	15,804	13,407	46,599	36,137
Provisions for impairment	1,538	—	4,374	1,114
Transaction costs	143	51	267	704
Total operating expenses	26,501	20,549	77,889	59,719
Other income (expense)
Interest expense, net	(3,946)	(3,017)	(13,412)	(5,708)
Gain on sales of real estate, net	373	143	669	2,162
Loss on debt extinguishment	—	—	(128)	—
Other income, net	367	—	586	36
Total other income (expense), net	(3,206)	(2,874)	(12,285)	(3,510)
Net income before income taxes	4,254	1,590	4,868	5,751
Income tax (expense) benefit	(15)	(171)	60	(356)
Net income	4,239	1,419	4,928	5,395
Net income attributable to noncontrolling interests	24	16	32	63
Net income attributable to common stockholders	$4,215	$1,403	$4,896	$5,332
Amounts available to common stockholders per common share:
Basic	$0.06	$0.03	$0.08	$0.11
Diluted	$0.06	$0.03	$0.08	$0.11
Weighted average common shares:
Basic	67,112,587	50,449,735	62,123,334	47,679,870
Diluted	68,048,369	51,384,758	62,897,957	48,657,049

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO FFO, CORE FFO AND ADJUSTED FFO
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Net income	$4,239	$1,419	$4,928	$5,395
Depreciation and amortization of real estate	15,726	13,241	46,379	35,701
Provisions for impairment	1,538	—	4,374	1,114
Gain on sales of real estate, net	(373)	(143)	(669)	(2,162)
FFO	$21,130	$14,517	$55,012	$40,048
Adjustments:
Non-recurring executive transition costs, severance and related charges	62	—	276	—
Loss on debt extinguishment and other related costs	—	—	223	—
Gain on insurance proceeds	(1)	—	(47)	(36)
Core FFO	$21,191	$14,517	$55,464	$40,012
Adjustments:
Straight-line rent adjustments	(245)	(272)	(707)	(1,144)
Amortization of deferred financing costs	578	239	1,165	553
Amortization of above/below-market assumed debt	29	—	86	—
Amortization of loan origination costs	26	28	83	59
Amortization of lease-related intangibles	(121)	(313)	(517)	(644)
Earned development interest	189	—	189	—
Capitalized interest expense	(404)	(115)	(688)	(218)
Non-cash interest expense	(1,134)	—	(1,134)	—
Non-cash compensation expense	1,280	1,302	3,559	3,645
AFFO	$21,389	$15,386	$57,500	$42,263

Weighted average common shares outstanding, basic	67,112,587	50,449,735	62,123,334	47,679,870
Operating partnership units outstanding	501,987	514,890	507,014	530,940
Unvested restricted stock units	173,001	255,613	167,215	261,727
Unsettled shares under open forward equity contracts	260,794	164,520	100,394	184,512
Weighted average common shares outstanding, diluted	68,048,369	51,384,758	62,897,957	48,657,049

FFO per common share, diluted	$0.31	$0.28	$0.87	$0.82
Core FFO per common share, diluted	$0.31	$0.28	$0.88	$0.82
AFFO per common share, diluted	$0.31	$0.30	$0.91	$0.87

RECONCILIATION OF NET INCOME TO EBITDA, EBITDAre AND ADJUSTED EBITDAre
(In thousands)
(Unaudited)

	Three Months Ended September 30,
	2023		2022
	(Unaudited)
Net income	$4,239		$1,419
Depreciation and amortization of real estate	15,726		13,241
Amortization of lease-related intangibles	(121)		(313)
Non-real estate depreciation and amortization	78		166
Interest expense, net	3,946		3,017
Income tax expense (benefit)	15		171
Amortization of loan origination costs	26		28
EBITDA	23,909		17,729
Adjustments:
Provision for impairments	1,538		—
Gain on sales of real estate, net	(373)		(143)
EBITDAre	25,074		17,586
Adjustments:
Straight-line rent adjustments	(245)		(272)
Non-recurring executive transition costs, severance and related charges	62		—
Gain on insurance proceeds	(1)		—
Non-cash compensation expense	1,280		1,302
Lease termination fees	(550)		—
Adjustment for construction in process (1)	720		263
Adjustment for intraquarter investment activities (2)	1,341		1,182
Adjusted EBITDAre	$27,681		$20,061

Annualized Adjusted EBITDAre (3)	$110,724
Net Debt Adjusted for Outstanding Forward Equity / Annualized Adjusted EBITDAre	4.2	x

	As of September 30, 2023
Principal amount of total debt	$575,399
Less: Cash, cash equivalents and restricted cash	(7,934)
Net Debt	567,465
Value of outstanding forward equity (4)	(98,671)
Net Debt Adjusted for Outstanding Forward Equity	$468,794

(1) Adjustment reflects the estimated cash yield on developments in process balances as of period end.
(2) Adjustment assumes all re-leasing activity, investments in and dispositions of real estate, including developments and interest earning loan activity completed during the three months ended September 30, 2023 and 2022 had occurred on July 1, 2023 and July 1, 2022, respectively.
(3) We calculate Annualized Adjusted EBITDAre by multiplying Adjusted EBITDAre by four.
(4) There were 5,983,711 of unsettled forward equity shares under the ATM program at the September 30, 2023 available net settlement price of $16.49.

RECONCILIATION OF NET INCOME TO NOI AND CASH NOI
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Net income	$4,239	$1,419	$4,928	$5,395
General and administrative	5,133	4,552	15,299	13,608
Depreciation and amortization	15,804	13,407	46,599	36,137
Provisions for impairment	1,538	—	4,374	1,114
Transaction costs	143	51	267	704
Interest expense, net	3,946	3,017	13,412	5,708
Gain on sales of real estate, net	(373)	(143)	(669)	(2,162)
Income tax expense (benefit)	15	171	(60)	356
Loss on debt extinguishment	—	—	128	—
Interest income on mortgage loans receivable	(2,244)	(674)	(5,145)	(1,671)
Lease termination fees	(550)	—	(550)	—
Other income, net	(367)	—	(586)	(36)
Property-Level NOI	27,284	21,800	77,997	59,153
Straight-line rent adjustments	(245)	(272)	(707)	(1,144)
Amortization of lease-related intangibles	(121)	(313)	(517)	(644)
Property-Level Cash NOI	$26,918	$21,215	$76,773	$57,365
Adjustment for intraquarter acquisitions, dispositions and completed development (1)	1,320
Property-Level Cash NOI Estimated Run Rate	28,238
Interest income on mortgage loans receivable	2,244
Adjustments for intraquarter mortgage loan activity (2)	21
Total Cash NOI - Estimated Run Rate	$30,503

(1) Adjustment assumes all re-leasing activity, investments in and dispositions of real estate, including developments completed during the three months ended September 30, 2023, had occurred on July 1, 2023.
(2) Adjustment assumes all loan activity completed during the three months ended September 30, 2023, had occurred on July 1, 2023.

NON-GAAP FINANCIAL MEASURES

FFO, Core FFO and AFFO

The National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a widely accepted non-GAAP financial measure of operating performance known as FFO. Our FFO is net income in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property.

Core FFO is a non-GAAP financial measure defined as FFO adjusted to remove the effect of unusual and non-recurring items that are not expected to impact our operating performance or operations on an ongoing basis. These include non-recurring executive transition costs, severance and related charges, gain on insurance proceeds, and loss on debt extinguishments and other related costs.

AFFO is a non-GAAP financial measure defined as Core FFO adjusted for GAAP net income related to non-cash revenues and expenses, such as straight-line rent, amortization of above- and below-market lease-related intangibles, amortization of lease incentives, capitalized interest expense, earned development interest, non-cash interest expense, non-cash compensation expense, amortization of deferred financing costs, amortization of above/below-market assumed debt, and amortization of loan origination costs.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values historically have risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance.

We further consider FFO, Core FFO and AFFO to be useful in determining funds available for payment of distributions. FFO, Core FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO, Core FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance nor should you consider FFO, Core FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

FFO, Core FFO and AFFO do not measure whether cash flow is sufficient to fund our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO, Core FFO and AFFO do not represent cash flows from operating, investing or financing activities as defined by GAAP. Further, FFO, Core FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO, Core FFO and AFFO.

EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre

We compute EBITDA as earnings before interest expense, income tax expense, and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and impairment charges on depreciable real property.

Adjusted EBITDAre is a non-GAAP financial measure defined as EBITDAre further adjusted to exclude straight-line rent, non-cash compensation expense, non-recurring executive transition costs, severance and related charges, loss on debt extinguishment and other related costs, gain on insurance proceeds, other non-recurring expenses (income), lease termination fees, adjustment for construction in process, and adjustment for intraquarter activities. Beginning in the quarter ended June 30, 2023, we modified our definition of Adjusted EBITDAre to include adjustments for construction in process and intraquarter investment activities. Prior periods have been recast to reflect this new definition.

Annualized Adjusted EBITDAre is Adjusted EBITDAre multiplied by four.

We present EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre as they are measures commonly used in our industry. We believe that these measures are useful to investors and analysts because they provide supplemental information concerning our operating performance, exclusive of certain non-cash items and other costs. We use EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre as measures of our operating performance and not as measures of liquidity.

EBITDA, EBITDAre, Adjusted EBITDAre and Annualized Adjusted EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA, EBITDAre, Adjusted EBITDAre and Annualized Adjusted EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Net Debt

We calculate our Net Debt as our principal amount of total debt outstanding excluding deferred financing costs, net discounts and debt issuance costs less cash, cash equivalents and restricted cash available for future investment. We further adjust Net Debt by the value of outstanding forward equity as period end to derive Net Debt Adjusted for Outstanding Forward Equity. We believe excluding cash, cash equivalents and restricted cash available for future investment from our principal amount, all of which could be used to repay debt, provides an estimate of the net contractual amount of borrowed capital to be repaid. We believe these adjustments are additional beneficial disclosures to investors and analysis.

Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, and Total Cash NOI - Estimated Run Rate

Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, and Total Cash NOI - Estimated Run Rate are non-GAAP financial measures which we use to assess our operating results. We compute Property-Level NOI as net income (computed in accordance with GAAP), excluding general and administrative expenses, interest expense (or income), income tax expense, transaction costs, depreciation and amortization, gains (or losses) on sales of depreciable property, real estate impairment losses, interest income on mortgage loans receivable, loss on debt extinguishment, lease termination fees, and other income (or expense). We further adjust Property-Level NOI for non-cash revenue components of straight-line rent and amortization of lease-intangibles to derive Property-Level Cash NOI. We further adjust Property-Level Cash NOI for intraquarter acquisitions, dispositions and completed developments to derive Property-Level Cash NOI - Estimated Run Rate. We further adjust Property-Level Cash NOI - Estimated Run Rate for interest income on mortgage loans receivable and intraquarter mortgage loan activity to derive Total Cash NOI - Estimated Run Rate. We believe Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, and Total Cash NOI - Estimated Run Rate provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis.

Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, and Total Cash NOI - Estimated Run Rate are not measurements of financial performance under GAAP, and may not be comparable to similarly titled measures of other companies. You should not consider our measures as alternatives to net income or cash flows from operating activities determined in accordance with GAAP.

OTHER DEFINITIONS

ABR is annualized base rent as of September 30, 2023, for all leases that commenced and annualized cash interest on mortgage loans receivable in place as of that date.

Cash Yield is the annualized base rent contractually due from acquired properties, interest income from mortgage loans receivable, and completed developments, divided by the gross investment amount, or gross proceeds in the case of dispositions.

Investments are lease agreements in place at owned properties, properties that have leases associated with mortgage loans receivable, developments where rent commenced, or in the case of master lease arrangements each property under the master lease is counted as a separate lease.

Investment Grade are investments, or investments that are subsidiaries of a parent entity, with a credit rating of BBB- (S&P/Fitch), Baa3 (Moody's) or NAIC2 (National Association or Insurance Commissioners) or higher.

Investment Grade Profile are investments with investment grade credit metrics (more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x), but do not carry a published rating from S&P, Fitch, Moody's, or NAIC.

Occupancy is expressed as a percentage, and is the number of economically occupied properties divided by the total number of properties owned, excluding mortgage loans receivable and properties under development.

Weighted Average Lease Term is weighted by the annualized base rent, excluding lease extension options and investments associated with mortgage loans receivable.